  Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-258798
PROSPECTUS
$100,000,000
Common Stock

We have entered into a sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to Cowen, acting as our agent or principal.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “AKUS.” The last reported sale price of our common stock on August 20, 2021 was $10.29 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Cowen
August 20, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $100,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of each such offering.
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and Cowen has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and any related prospectus supplement or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Akouos, Inc., a Delaware corporation, and its consolidated subsidiary.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus and incorporated by reference herein include, among other things, statements about:
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the initiation, timing, progress, and results of our current and future nonclinical studies and clinical trials and our research and development programs, including our timing of when we will submit an investigational new drug application for our product candidates AK-OTOF, for otoferlin gene (OTOF)-mediated hearing loss, and AK-antiVEGF, for vestibular schwannoma, to the U.S. Food and Drug Administration;

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our estimates regarding expenses, future revenue, capital requirements, need for additional financing, and the period over which we believe that our existing cash, cash equivalents and investments will be sufficient to fund our operating expenses and capital expenditure requirements;

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our plans to develop and, if approved, subsequently commercialize our product candidates;

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the timing of and our ability to submit applications for, and obtain and maintain regulatory approvals for, our product candidates;

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our expectations regarding our regulatory strategy;

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our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and marketable securities;

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the potential advantages of our product candidates;

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the rate and degree of market acceptance and clinical utility of our product candidates;

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our estimates regarding the potential addressable patient population for our product candidates;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;

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our intellectual property position;

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our ability to identify additional products, product candidates, or technologies with significant commercial potential that are consistent with our commercial objectives;

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the impact of government laws and regulations;

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our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available;

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developments and expectations regarding developments and projections relating to our competitors and our industry;

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the impact of the COVID-19 pandemic on our business, results of operations, and financial condition;

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our ability to maintain and establish collaborations or obtain additional funding; and

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our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained in or incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and other filings with the SEC listed below under the heading “Incorporation by Reference.” This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information under the heading “Risk Factors” in this prospectus.
Business Overview
We are a precision genetic medicine company dedicated to our mission of developing gene therapies with the potential to restore, improve, and preserve high-acuity physiologic hearing for individuals who live with disabling hearing loss worldwide. We have built a precision genetic medicine platform that incorporates a proprietary vector library consisting of variants of a small virus commonly used in gene therapy, known as adeno-associated virus, or AAV, and a novel delivery approach. We are executing on our core strategic initiatives, which include the advancement of our lead product candidate, AK-OTOF; expansion of our pipeline to include programs focused on monogenic and inner ear conditions of complex etiology, such as AK-antiVEGF for vestibular schwannoma; and development of internal manufacturing capabilities and, ultimately, a commercial infrastructure. Our aim is to leverage our capabilities to become a fully integrated biotechnology company. We believe our platform and our team together provide a unique advantage to efficiently develop potential genetic medicines for a variety of inner ear conditions.
Corporate Information
We were formed as a limited liability corporation under the laws of the Commonwealth of Massachusetts on March 7, 2016 under the name Akouos, LLC. We converted into a corporation under the laws of the State of Delaware on November 23, 2016 under the name Akouos, Inc. Our principal executive offices are located at 645 Summer Street, Suite 200, Boston, Massachusetts 02210 and our telephone number is (857) 410-1818. Our website address is www.akouos.com. The information contained on, or accessible through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

THE OFFERING
Common stock offered by us:
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding after this offering assuming the sale of all shares in this offering:
Up to 44,171,411 shares, assuming sales of 9,718,172 shares of our common stock in the offering at a price of $10.29 per share, which was the closing price of our common stock on The Nasdaq Global Select Market on August 20, 2021. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution:
“At the market offering” that may be made from time to time on the Nasdaq Global Select Market or other market for our common stock in the United States through our sales agent, Cowen and Company, LLC. See “Plan of Distribution.”
Use of Proceeds:
We intend to use the net proceeds from the sale of securities offered under this prospectus primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business. See “Use of Proceeds” on page 8 of this prospectus for more information.
Risk Factors:
See “Risk Factors” beginning on page 6 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Select Market symbol:
“AKUS”
The number of shares of our common stock that will be outstanding immediately after this offering is based on 34,453,239 shares outstanding as of June 30, 2021, which includes 21,609 shares of unvested restricted stock subject to repurchase by us, and excludes:
•
4,579,286 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2021, at a weighted-average exercise price of $12.05 per share;

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4,542,522 shares of common stock reserved as of June 30, 2021 for future issuance under our 2020 Stock Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan; and

•
704,488 shares of common stock reserved as of June 30, 2021 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to This Offering
If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.
The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $10.29 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 20, 2021, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.84 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering and the assumed offering price of $10.29 per share. To the extent outstanding options are exercised, you will incur further dilution. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive from this offering, and may not use them effectively.
Our management will have broad discretion in the use of our available cash, cash equivalents and marketable securities, including the net proceeds received from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results.

We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business.
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any additional collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.
Pending use of the proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing, instruments, U.S. government securities and highly rated corporate debt securities.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of June 30, 2021 was approximately $276.5 million, or $8.03 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the 34,453,239 shares of our common stock outstanding as of June 30, 2021.
After giving effect to an assumed sale of shares of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $10.29 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 20, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $373.2 million, or $8.45 per share of common stock. This represents an immediate increase in net tangible book value of $0.42 per share to our existing stockholders and an immediate dilution of $1.84 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.
Assumed offering price per share		$10.29
Net tangible book value per share as of June 30, 2021	$8.03
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.42
As adjusted net tangible book value per share after giving effect to this offering		$8.45
Dilution per share to new investors in this offering		$1.84
The as adjusted information is illustrative only and will adjust based on the actual offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed offering price of $10.29 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on August 20, 2021. The shares sold in this offering, if any, will be sold from time to time at various prices.
The table and discussion above are based on the 34,453,239 shares of common stock outstanding as of June 30, 2021, which includes 21,609 shares of unvested restricted stock subject to repurchase by us, and excludes:
•
4,579,286 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2021, at a weighted-average exercise price of $12.05 per share;

•
4,542,522 shares of common stock reserved as of June 30, 2021 for future issuance under our 2020 Stock Incentive Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan; and

•
704,488 shares of common stock reserved as of June 30, 2021 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under this plan.

PLAN OF DISTRIBUTION
We entered into the sales agreement with Cowen on August 13, 2021, under which we may issue and sell from time to time up to an aggregate of $100.0 million of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Select Market or any other trading market for our common stock. A copy of the sales agreement that we entered into with Cowen is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.
Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as sales agent will be equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen for up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilize our common stock.
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “AKUS.” The transfer agent of our common stock is Computershare Trust Company, N.A.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.agios.com. Our website is not a part of this prospectus and information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39343) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 29, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2021 Annual Meeting of Stockholders;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 13, 2021 and August 12, 2021;

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our Current Reports on Form 8-K as filed with the SEC on February 4, 2021, and June 25, 2021; and

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The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on June 22, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 29, 2021, and including any amendments and reports filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address or telephone number:
Akouos, Inc.
645 Summer Street
Suite 200
Boston, Massachusetts 02210
Attn: Investor Relations
(857) 410-1818
investors@akouos.com

$100,000,000
Common Stock

PROSPECTUS

Cowen

August 20, 2021